EXHIBIT 13.6

April  18 , 2012

To whom it may concern,

CONSENT

This is to confirm that Panels Limited Ltd. conducted consumer surveys commissioned by SodaStream International Ltd. in the following countries as detailed below:

Country	Date of Survey	Number of Respondents
Israel	March 2012	534

The survey questions included the following questions:

1.	Do you have or have you ever had a home carbonation system or a similar appliance in your household? (refer to the past 5 years)
2.	Which make is/was this home carbonation system?

We hereby give our consent to the use of data from the above surveys in the Annual Report on Form 20-F filed by SodaStream International Ltd. with the United States Securities and Exchange Commission and to the reference in the Annual Report to the name Panels Limited Ltd. in connection therewith.

We further consent to the incorporation by reference of this consent, data from the above surveys and references to our name in connection therewith in the registration statement on Form S-8 (No. 333-170299) of SodaStream International Ltd.

[Signature page follows]

Panels Ltd. - Technologies Over Web. info@Panelsltd.com. www.panelsltd.com | Panel4All - Communities Over Web. info@panel4all.co.il. www.panel4all.co.il
Tel. 972-3-6365100, Fax. 972-3-6365105, Hahagana 34 St. Tel-Aviv 67721

Sincerely,

PANELS LIMITED LTD.

By:	/s/ Nir Efraimi
Name: Nir Efraimi
Title: CEO

Panels Ltd. - Technologies Over Web. info@Panelsltd.com. www.panelsltd.com | Panel4All - Communities Over Web. info@panel4all.co.il. www.panel4all.co.il
Tel. 972-3-6365100, Fax. 972-3-6365105, Hahagana 34 St. Tel-Aviv 67721